                             CONSULTING AGREEMENT
                             --------------------


     This Agreement is made as of the ____ day of __________, 1996 between TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), and Richard
W. Virtue (the "Consultant").

                                   RECITALS
                                   --------

     The agreement by the parties to the terms and conditions of this Agreement is a condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement, dated as of April 26, 1996, as amended and restated as of May 20, 1996, by and among SOMAR, Inc., a North Carolina corporation ("SOMAR"), Richard W. Virtue, CRW Financial, Inc. and the Company.

     The Company desires to retain the Consultant, and the Consultant desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.   Consultancy.
     -----------

     (a) The Company hereby retains the Consultant and the Consultant hereby accepts such retention as a business consultant to the Company. During the term of this Agreement, the Consultant shall perform such tasks as are assigned by the Chief Executive Officer of the Company.

     (b) The Consultant represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit the Consultant from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to the Consultant by the Company.

2.   Performance.
     -----------

     The Consultant hereby agrees to devote the requisite time, attention and efforts to promote and further the business of the Company and to fulfill his duties under this Agreement.

3.   Term.
     ----

     The Term shall begin on the date hereof and shall continue until the third anniversary of the date hereof (the "Term"), unless terminated prior thereto upon delivery of 30 days prior notice by any party hereto.

4.   Compensation.  The basic annual rate paid by the Company to the Consultant
     ------------
for his services to the Company during the Term shall be $150,000 (such amount is referred to herein as the "Fees"), which the Company shall pay to the Consultant on a monthly basis, and reimbursement, in accordance with the Company's policies, upon proper accounting, of reasonable expenses and disbursements incurred by the Consultant in the course of his duties ("Reimbursements"). During the term of this Agreement, the Consultant shall not be entitled to receive any directors' fees from the Company on account of his service as a director of the Company other than reimbursement of expenses.

5.   Termination Without Compensation.
     --------------------------------

     (a) Total Disability.  If the Consultant becomes totally disabled (as
         ----------------
defined below), the Company may terminate the Term by notice to the Consultant, and as of the termination date, the Company shall have no further liability or obligation to the Consultant hereunder, except that the Consultant shall receive any unpaid Fees and Reimbursements that have accrued through the date of termination. For the purposes hereof, the Consultant shall be deemed to be "totally disabled" if the Consultant is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 5(a), the Consultant shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Consultant, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

     (b) Death.  If the Consultant dies, this Agreement shall terminate on the
         -----
date of death, and thereafter the Company shall not have any further liability or obligation to the Consultant, his executors, administrators, heirs, assigns or any other person claiming under or through his estate, except that the Consultant's estate shall receive any unpaid Fees and Reimbursements that have accrued through the date of termination.

     (c) Cause.  The Company may terminate the Term for "cause" by giving the
         -----
Consultant 30 days notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Consultant, except that the Consultant shall receive any unpaid Fees and Reimbursements that have accrued through the date of termination, net of any liabilities that the Consultant may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Consultant to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, conviction of a felony or other crime involving moral turpitude, or habitual insobriety.

6.   Inventions, Designs and Product Developments.
     --------------------------------------------

     All inventions, innovations, designs, ideas and product developments, developed or conceived by the Consultant, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Term or during his employment by the Company prior to the commencement of the Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Consultant's right, title and interest therein, shall be the exclusive property of the Company. The Consultant hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Consultant shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Consultant shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Consultant for all reasonable expenses incurred by him in compliance with the provisions of this
Section 6.

7.   Confidential Information.
     ------------------------

     (a) The Consultant has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Consultant or which he is authorized to disclose, is referred to collectively as "Company Information." During and after the Term, the Consultant shall not (i) use or exploit in any manner Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

     (b) All Company Information developed, created or maintained by the Consultant, alone or with others while retained by the Company, and all Company Information maintained by the Consultant thereafter, shall remain at all times the exclusive property of the Company.

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

The Consultant shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his retention by the Company.

8.   Remedies.
     --------

     The Consultant expressly acknowledges that the remedy at law for any breach of Sections 6 and 7 hereof will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Consultant's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this Section 8, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

9.   General.
     -------

     (a) Governing Law.  The terms of this Agreement shall be governed by the
         -------------
laws of the State of Delaware.

     (b) Company.  For purposes of Sections 6, 7 and 8, the term "Company" shall
         -------
be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

     (c) Binding Effect.  All of the terms and provisions of this Agreement
         --------------
shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Consultant hereunder are of a personal nature and shall not be assignable in whole or in part by the Consultant.

     (d) Notices.  All notices required to be given under this Agreement shall
         -------
be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

         TO CONSULTANT:

              Richard W. Virtue
              [insert address]

              with a copy to:

         TO THE COMPANY:

              443 S. Gulph Road
              King of Prussia, PA  19406
              Fax:  610-962-5109
              Attn:  Chairman of the Board

              With a copy to:

                    Morgan, Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103
                    Fax:  215-963-5299
                    Attn:   Stephen M. Goodman, Esquire


     (e) Entire Agreement; Modification.  This Agreement constitutes the entire
         ------------------------------
agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

     (f) Duration.  Notwithstanding the termination of the Term and of the
         --------
Consultant's retention by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

     (g) Waiver.  No waiver of any breach of this Agreement shall be construed
         ------
to be a waiver as to succeeding breaches.

     (h) Severability.  If any provision of this Agreement or application
         -------------
thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                              TELESPECTRUM WORLDWIDE INC.


                              By:_________________________
                                 Chairman of the Board



                              _____________________________
                              RICHARD VIRTUE

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